ROSS MILLER
Secretary of State
206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

| Filed in the Office of | Business Number E0268922008-4 |
|---|---|
| [signature] | Filing Number 20080284360-33 |
| Secretary of State | Filed On 04/24/2008 |
| State Of Nevada | Number of Pages 1 |

# Articles of Incorporation

(PURSUANT TO NRS 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

| | |
|---|---|
| 1. Name of Corporation: | ALL STATE PROPERTIES HOLDINGS, INC. |
| 2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served) | CSC Services of Nevada, Inc.<br>Name<br>502 East John Street, Carson City, Nevada 89706<br>(MANDATORY) Physical Street Address / City / Zip Code<br>(OPTIONAL) Mailing Address / City / State / Zip Code |
| 3. Shares: (number of shares corporation is authorized to issue) | Number of shares with par value: 100,000,000 common 10,000,000 preferred<br>Par value per share: $.0001<br>Number of shares without par value: |
| 4. Names & Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than 3 directors/trustees) | 1. Garry McHenry<br>Name<br>106 Glenwood Drive S., Liverpool, 13090<br>Street Address / City / State / Zip Code<br>2.<br>Name<br>Street Address / City / State / Zip Code<br>3.<br>Name<br>Street Address / City / State / Zip Code |
| 5. Purpose: (optional - see instructions) | The purpose of this Corporation shall be: |
| 6. Name, Address and Signature of Incorporator: (attach additional page if more than 1 incorporator) | Corporation Service Company<br>Name<br>X [signature: Elizabeth R. Konieczny]<br>Signature<br>830 Bear Tavern Road, West Trenton, NJ 08628<br>Address / City / State / Zip Code |
| 7. Certificate of Acceptance of Appointment of Resident Agent: | I hereby accept appointment as Resident Agent for the above named corporation.<br>CSC Services of Nevada, Inc.<br>X By: [signature]<br>Authorized Signature of R. A. or On Behalf of R. A. Company<br>8/24/2008<br>Date |

Elizabeth R. Konieczny, Asst. Sec.

This form must be accompanied by appropriate fees.